UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2025
TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 770-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

On November 25, 2025, TeraWulf Inc. (“TeraWulf” or the “Company”) issued a press release (the “Press Release”) announcing its (i) intent to effect a mandatory conversion (the “Mandatory Conversion”) of all of the shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”) and (ii) issuance of a Notice of Mandatory Conversion (the “Conversion Notice”) to holders (the “Holders”) of the Company’s Convertible Preferred Stock, providing notice to the Holders of the Company’s intent to exercise its Mandatory Conversion right pursuant to Section 10(c) of the Certificate of Designations, filed by the Company with the Secretary of State of the State of Delaware on March 16, 2022 (“Certificate of Designations”).

The Certificate of Designations provides the Company the right, exercisable at its election after the third-year anniversary of the initial issue date, to effect the Mandatory Conversion of all, or any portion that is a whole number, of the outstanding shares of its Convertible Preferred Stock, if the last reported sale price per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) exceeds one hundred and thirty percent (130%) of the conversion price on each of at least five (5) trading days (whether or not consecutive) during the fifteen (15) consecutive trading days ending on, and including, the trading day immediately before the Conversion Notice date for such Mandatory Conversion. The conversion price is currently $10.00 per share of Convertible Preferred Stock, and on at least five (5) trading days (whether or not consecutive) from November 4, 2025 through November 24, 2025, the last reported sale price per share of the Company’s Common Stock has exceeded $13.00.

The Company has established the effective date of the Mandatory Conversion as December 9, 2025 (the “Mandatory Conversion Date”), at which time all shares of Convertible Preferred Stock will be converted into approximately 1.215 million shares of Common Stock, in accordance with the terms of the Certificate of Designations. Currently, there are approximately 419 million shares of Common Stock outstanding. Following the settlement of the Mandatory Conversion in accordance with the terms of the Certificate of Designations on or before December 11, 2025, there will be approximately 420 million shares of Common Stock outstanding (assuming no additional shares of Common Stock are issued between the date hereof and the Mandatory Conversion Date), no shares of Convertible Preferred Stock will remain outstanding, and no additional dividends will accrue or be payable on the Convertible Preferred Stock.

Holders who wish to receive Common Stock for their Convertible Preferred Stock prior to the Mandatory Conversion Date may also exercise their optional conversion right pursuant to Section 10(b) of the Certificate of Designations and convert their Convertible Preferred Stock at any time before the close of business on December 8, 2025 by following the instructions set forth in Section 10(d)(ii) of the Certificate of Designations; however, any such conversion will not include amounts for accrued and unpaid regular dividends on and after the applicable conversion date for such optional conversion.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01. Other Events.

A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 25, 2025.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements.
Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated use of the proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

By:	/s/ Patrick A. Fleury
Name:	Patrick A. Fleury
Title:	Chief Financial Officer
Dated: November 25, 2025